Exhibit 20.1


                         MONTHLY SERVICER'S CERTIFICATE
                              First USA Bank, N.A.
                       First NBC Credit Card Master Trust
                                  Series 1997-1

                    For the March 10, 2000 Determination Date
                           For the 31st Monthly Period

 The undersigned, a duly authorized representative of First USA Bank, N.A., (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

     1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

     2    First USA Bank, N.A. is Servicer under the Pooling and Servicing
          Agreement.

     3    The undersigned is a Servicing Officer.

     4 The date of this Certificate is March 10, 2000, which is a Determination Date under the Pooling and Servicing Agreement.

     5 The aggregate amount of Collections processed during the preceding Monthly Period [equal to 5(a) plus 5(b)] was $115,515,815

          (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period the Collections of Finance Charge Receivables $13,297,868

          (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period the Collections of Principal Receivables was $102,217,948

     6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $847,157,797

     7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

     8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

          None.

     9 The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $132,795,163

    10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.00

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 Monthly Servicer's Certificate
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

    11  Monthly Period Trust Activity
    (a) Trust Activity                                                    Total Trust
       ==============================================                 ====================
        Beginning Aggregate Principal Receivables                             850,254,274
        Beginning Excess Funding Account Balance                                        0
        Beginning Total Principal Balance                                     850,254,274
        Collections of Finance Charge Receivables                              13,297,868
        Discount Percentage                                                             0
        Discount Option Receivables Collections                                         0
        Net Recoveries                                                                  0
        Total  Collections of Finance Charge Receivables                       13,297,868
        Total Collections of Principal Receivables                            102,217,948
        Net Default Amount                                                      3,026,118
        Minimum Aggregate Principal Receivables Balance                       700,000,000
        Ending Aggregate Principal Receivables                                832,795,163
        Ending Excess Funding Account Balance                                           0
        Ending Total Principal Balance                                        832,795,163

    (b) Series Allocations                                               Series 1997-1        Series 1998-1          All Series
       ==============================================                 ==============================================================
        Group Number                                                                    1                      2
        Investor Interest                                                     300,000,000            400,000,000         700,000,000
        Adjusted Investor Interest                                            300,000,000            400,000,000         700,000,000
        Principal Funding Account Balance                                               0                      0                   0
        Minimum Transferor Interest                                                                                       58,295,661

    (c) Group I Allocations                                              Series 1997-1         Total Group I
       ==============================================                 ===========================================
        Investor Finance Charge Collections                                     4,691,962              4,691,962

        Investor Monthly Interest                                               1,542,931              1,542,931
        Investor Monthly Fees (Servicing Fee)                                     375,000                375,000
        Investor Default Amounts                                                1,067,722              1,067,722
        Investor Additional Amounts                                                     0                      0
        Total                                                                   2,985,653              2,985,653

        Reallocated Investor Finance Charge Collections                         4,691,962              4,691,962
        Available Excess                                                        1,706,308              1,706,308

    12  Series 1997-1 Certificates
                                                                         Series 1997-1          All Other            Transferor's
    (a) Investor/Transferor Allocations                    Trust           Interest               Series               Interest
       =============================================================================================================================
        Beginning Investor/Transferor Amounts             850,254,274         300,000,000            400,000,000         150,254,274
        Beginning Adjusted Investor Interest              850,254,274         300,000,000            400,000,000
        Floating Investor Percentage                       100.00000%          35.283563%             47.044750%
        Fixed Investor Percentage                            0.00000%            0.00000%               0.00000%
        Collections of Finance Chg. Receivables            13,297,868           4,691,962              6,255,949
        Collections of Principal Receivables              102,217,948          36,066,134             48,088,178
        Net Default Amount                                  3,026,118           1,067,722              1,423,630

        Ending Investor/Transferor Amounts                832,795,163         300,000,000            400,000,000         132,795,163
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 Monthly Servicer's Certificate
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

                                                                                                Collateral
    (b) Monthly Period Funding Requirements               Class A           Class B              Interest               Total
       ============================================================================================================================
        Principal Funding Account                                   0                   0                      0                 0
        Principal Funding Investment Proceeds                       0                   0                      0                 0
        Withdrawal from Reserve Account                             0                   0                      0                 0
        Available Reserve Account Amount                            0                   0                      0                 0
        Required Reserve Account Amount                             0                   0                      0                 0

        Coupon                                               6.15000%            6.35000%               6.48500%          6.17172%
        Floating Investor Percentage                        30.52028%            2.46985%               2.29343%         35.28356%
        Fixed Investor Percentage                                   0                   0                      0                 0
        Investor Monthly Interest                           1,329,938             111,125                101,869         1,542,931
        Overdue Monthly Interest                                    0                   0                      0                 0
        Additional Interest                                         0                   0                      0                 0
                Total Interest Due                          1,329,938             111,125                101,869         1,542,931
        Investor Default Amounts                              923,580              74,741                 69,402         1,067,722
        Investor Monthly Fees                                 324,375              26,250                 24,375           375,000
        Investor Additional Amounts                                 0                   0                      0                 0
                Total Due                                   2,577,892             212,116                195,645         2,985,653

                                                                                                Collateral
    (c) Certificates - Balances and Distributions         Class A           Class B              Interest              Total
       ============================================================================================================================
        Beginning Investor Interest                       259,500,000          21,000,000             19,500,000       300,000,000
        Monthly Principal-Prin. Funding Account                     0                   0                      0                 0
        Principal Payments                                          0                   0                      0                 0
        Interest Payments                                   1,329,938             111,125                101,869         1,542,931
        Total Payments                                      1,329,938             111,125                101,869         1,542,931
        Ending Investor Interest                          259,500,000          21,000,000             19,500,000       300,000,000

    (d) Information regarding Payments in respect of the Class A Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                                 5.125000
        2.  Amount of Payment in respect of Class A Monthly Interest                                                      5.125000
        3.  Amount of Payment in respect of Class A Overdue Monthly Interest                                                     0
        4.  Amount of Payment in respect of Class A Additional Interest                                                          0
        5.  Amount of Payment in respect of Class A Principal                                                                    0

    (e) Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
        1.  Total amount of Class A Investor Charge-Offs                                                                         0
        2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                              0
        3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                                                   0
        4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
            principal amount                                                                                                     0
        5.  The amount, if any, by which the outstanding Principal Balance of the Class A
            Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
            transactions on such Distribution Date                                                                               0

    (f) Information regarding Payments in respect of the Class B Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                                 5.291667
        2.  Amount of Payment in respect of Class B Monthly Interest                                                      5.291667
        3.  Amount of Payment in respect of Class B Overdue Monthly Interest                                                     0
        4.  Amount of Payment in respect of Class B Additional Interest                                                          0
        5.  Amount of Payment in respect of Class B Principal                                                                    0

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 Monthly Servicer's Certificate
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

    (g) Amount of reductions in Class B Investor Interest pursuant to clauses
        (c), (d) and (e) of the definition of Class B Investor Interest
        1.  Amount of reductions in Class B Investor Interest                                                                    0
        2.  Amount of reductions in Class B Investor Interest per $1,000 original certificate
            principal amount                                                                                                     0
        3.  Total amount reimbursed in respect of reductions of Class B Investor Interest                                        0
        4.  Amount reimbursed in respect of reductions of Class B Investor Interest per
            $1,000 original certificate principal amount                                                                         0
        5.  The amount, if any, by which the outstanding Principal Balance of the Class B
            Certificates exceeds the Class B Investor Interest after giving effect to all
            transactions on such Distribution Date                                                                               0

    (h) Information regarding Distribution in respect of the Collateral Interest
        1.  Total distribution                                                                                            5.224028
        2.  Amount of distribution in respect of Collateral Monthly Interest                                              5.224028
        3.  Amount of distribution in respect of Collateral Overdue Interest                                                     0
        4.  Amount of distribution in respect of Collateral Monthly Principal                                                    0

    (i) Amount of reductions in Collateral Interest pursuant to clauses (c), (d) and (e)
        of the definition of Collateral Interest
        1.  Amount of reductions in Collateral Interest                                                                          0
        2.  Total amount reimbursed in respect of reductions of Collateral Interest                                              0

    (j) Application of Reallocated Investor Finance Charge Collections
        1.  Class A Available Funds                                                                                      4,058,547
             a.  Class A Monthly Interest                                                                                1,329,938
             b.  Class A Overdue Monthly Interest                                                                                0
             c.  Class A Additional Interest                                                                                     0
             d.  Class A Servicing Fee                                                                                     324,375
             e.  Class A Investor Default Amount                                                                           923,580
             f.   Excess Spread                                                                                          1,480,654

        2.  Class B Available Funds                                                                                        328,437
             a.  Class B Monthly Interest                                                                                  111,125
             b.  Class B Overdue Monthly Interest                                                                                0
             c.  Class B Additional Interest                                                                                     0
             d.  Class B Servicing Fee                                                                                      26,250
             e.  Excess Spread                                                                                             191,062

        3.  Collateral Holder Available Funds                                                                              304,977
             a.  Excess Spread                                                                                             304,977

        4.  Total Excess Spread                                                                                          1,976,694

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 Monthly Servicer's Certificate
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
    (k) Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
         1. Beginning Excess Spread                                                                                      1,976,694
         2. Excess Finance Charge Collections                                                                                    0
         3. Applied to fund Class A Required Amount                                                                              0
         4. Unreimbursed Class A Investor Charge-Offs                                                                            0
         5. Applied to fund Class B Required Amount                                                                         74,741
         6. Reductions of Class B Investor Interest treated as Available Principal Collections                                   0
         7. Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                                  101,869
         8. Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee                  24,375
         9. Collateral Investor Default Amount treated as Available Principal Collections                                   69,402
        10. Reductions of Collateral Interest treated as Available Principal Collections                                         0
        11. Deposit to Reserve Account (if required)                                                                             0
        12. Applied to other amounts owed to Collateral Interest Holder                                                          0
        13. Balance to constitute Excess Finance Charge Collections for other series                                     1,706,308

    13  Trust Performance
    (a) Delinquencies
        1.  30-59 days                                                                                                  10,388,008
        2.  60-89 days                                                                                                   7,071,326
        3.  90 days and over                                                                                            14,565,438
        4.  Total 30+ days delinquent                                                                                   32,024,771

    (b) Base Rate
             a.  Current Monthly Period                                                                                   8.17172%
             b.  Prior Monthly Period                                                                                     8.15206%
             c.  Second Prior Monthly Period                                                                              8.28452%
    (c) Three Month Average Base Rate                                                                                     8.20277%

    (d) Portfolio Yield (gross portfolio yield less net defaults)
             a.  Current Monthly Period                                                                                  14.49696%
             b.  Prior Monthly Period                                                                                    12.81286%
             c.  Second Prior Monthly Period                                                                             15.05622%
    (e) Three Month Average Portfolio Yield                                                                              14.12201%

    (f) Excess Spread  Percentage
             a.  Current Monthly Period                                                                                   6.82523%
             b.  Prior Monthly Period                                                                                     5.16079%
             c.  Second Prior Monthly Period                                                                              7.27170%
    (g) Three Month Average Excess Spread Percentage                                                                      6.41924%

    (h) Monthly Payment Rate (total collections/beginning aggregate principal receivables)                               13.58603%

    (i) Portfolio Adjusted Yield                                                                                          6.32523%



        IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 10th day of March



                                             First USA Bank, N.A., as Servicer

                                             By: /s/ Tracie Klein
                                                -------------------------
                                             Name:  Tracie Klein
                                             Title: First Vice President

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